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                                                                 EXHIBIT 10.20


                     [THE TORONTO-DOMINION BANK LETTERHEAD]


May 26, 1998

Paging Network of Canada Inc. and
Madison Telecommunications Holdings Inc.
3250 Bloor Street West, Suite 700
Toronto, Ontario
M8X 2X9

Attention:       Al Dykstra
                 Vice President, Finance & Chief Financial Officer

Dear Sirs:

Re:   Credit Facilities provided by The Toronto-Dominion Bank to
      Paging Network of Canada Inc. and Madison Telecommunications Holdings Inc.

Reference is made to a loan agreement made as of June 5, 1996 among Paging Network of Canada Inc., The Toronto-Dominion Bank and such other financial institutions as may become "Banks" thereunder, and The Toronto-Dominion Bank, as administrative agent (as amended by a first amendment to the loan agreement dated April 18, 1997, the "PNCI Loan Agreement") and a loan agreement made as of June 5, 1996 among Madison Telecommunications Holdings Inc., The Toronto-Dominion Bank, and such other financial institutions as may become "Banks" thereunder, and The Toronto-Dominion Bank, as administrative agent (as amended by a first amendment to the loan agreement dated April 18, 1997, the "MTHI Loan Agreement"). The PNCI Loan Agreement and the MTHI Loan Agreement are herein sometimes collectively referred to as the "Loan Agreements".

Further to our recent discussions with regards to certain amendments to the Loan Agreements, we are pleased to confirm that The Toronto-Dominion Bank has agreed to the following amendments under the Loan Agreements:

         i) Gross Revenue as defined in the Loan Agreements will be amended to be calculated net of cost of products sold relating to product sales.
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         ii)     The Minimum Revenue Test outlined in Section 7.12 of the PNCI
                 Loan Agreement and the MTHI Loan Agreement will be changed to the following:

                  Quarter Ending               Minimum Revenues
                  --------------               ----------------
                    3/31/98                        $3,500
                    6/30/98                        $3,750
                    9/30/98                        $4,000
                   12/31/98                        $4,500
                    3/31/99                        $5,000
                    6/30/99                        $5,500

Please confirm your agreement to the above amendments by signing and returning a copy of this letter to the undersigned by May 30, 1998. Pending the documentation of the above amendments into the Loan Agreements through a formal amending agreement (in form and substance satisfactory to the Bank), the Loan Agreements will hereafter be construed and interpreted in accordance with the provisions of this letter.

Should you have any questions with regard to the above, please do not hesitate to contact the undersigned.


Yours truly,


/s/ LARRY MANES                                    /s/ KEN KLASSEN

Larry Manes                                        Ken Klassen
Manager                                            Senior Manager
Communications Finance                             Communications Finance


We hereby confirm our agreement with the foregoing this     day of May, 1998.
                                                       -----

Paging Network of Canada Inc.               Madison Telecommunications
                                             Holdings Inc.

Per: /s/ A. Dykstra                          Per: /s/ B. Aungre
    ----------------------------                 ----------------------------
Per: /s/ G. Fitzgerald                       Per: /s/ G. Fitzgerald
    ----------------------------                 ----------------------------